FOURTH AMENDED AND RESTATED NOTE


$25,000,000.00                                                 Chicago, Illinois
                                                                January 15, 1999


         FOR VALUE RECEIVED, BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "Maker"), with its principal place of business at 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, hereby promises to pay to the order of LaSALLE NATIONAL BANK, a national banking association (the "Bank"), at its office at 135 South LaSalle Street, Chicago, Illinois 60603, or such other place as Bank may direct from time to time, in lawful money of the United States and in available funds, the principal amount of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00), or such lesser amount as Bank advanced to Maker hereunder which is outstanding as of the Maturity Date, as defined in that certain Sixth Amendment to Loan Agreement and Documents dated January 15, 1999 by and between Maker and the Bank (the "Sixth Amendment").

         Maker previously executed and delivered to the Bank a certain Note dated April 27, 1998 in the original principal amount of $15,000,000.00 (the "Original Note") pursuant to a Loan Agreement dated April 27, 1998 (the "Original Loan Agreement") evidencing a Loan made by the Bank to the Maker pursuant to such Original Loan Agreement. Maker subsequently executed and delivered to the Bank a certain Amended and Restated Note dated July 16, 1998 in the principal amount of $25,000,000.00 (the "Restated Note") pursuant to a certain First Amendment to Loan Agreement and Documents of the same date (the "First Amendment"), as amended by a Second Amendment to Loan Agreement and Documents (the "Second Amendment") with the Bank dated October 14, 1998, as amended by a Third Amendment to Loan Agreement and Documents (the "Third Amendment") with the Bank dated October 20, 1998, as amended by a Fourth Amendment to Loan Agreement and Documents (the "Fourth Amendment") with the Bank dated November 3, 1998, as amended by a Fifth Amendment to Loan Agreement and Documents (the "Fifth Amendment") with the Bank date December 21, 1998, and further evidenced by a Third Amended and Restated Note of the same date (the "Third Amended and Restated Note") (the Original Loan Agreement, as Amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, is herein referred to as the "Loan Agreement"). The Third Amended and Restated Note is amended, restated and superseded in its entirety by this Fourth Amended and Restated Note, and any amounts outstanding under the Third Amended and Restated Note are transferred to this Fourth Amended and Restated Note.

         The Loan evidenced by this Fourth Amended and Restated Note constitutes a revolving credit under applicable Laws and Maker may repay and reborrow hereunder subject to the terms and conditions of the Loan Agreement and Documents. All advances under this Fourth Amended and Restated Note shall bear interest in accordance with and be governed by the terms and provisions of the Loan Agreement. All payments received from the Maker hereunder shall be applied by the Bank in accordance with the terms of the Loan Agreement.

         The Borrower may prepay the outstanding amounts of the Loan from time to time in whole or in part on any business day without penalty or premium.

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         This  Fourth  Amended  and  Restated  Note is  issued  under  the  Loan
Agreement, and this Fourth Amended and Restated Note and the Bank are entitled to all of the benefits, rights and remedies provided for by the Loan Agreement or referred to therein, to which Loan Agreement reference is made for a statement thereof. All capitalized terms used herein which are not defined herein, but which are defined in the Loan Agreement, shall have the meaning prescribed in the Loan Agreement.

         All unpaid amounts owing on this Fourth Amended and Restated Note or on any other Obligations under the Loan Agreement or the other Documents immediately shall become due and payable at the option of the Bank, without notice or demand, upon the occurrence of any Event of Default.

         In the event of default in the payment of any sums due under this Fourth Amended and Restated Note, the Maker hereby agrees that the Bank may offset all of Maker's money, bank or other deposits or credits now or hereafter held by the Bank or owed by the Bank to the Maker against all amounts due under this Fourth Amended and Restated Note or against any other amounts which may be due the Bank from the Maker.

         No clause or provision contained in this Fourth Amended and Restated Note or any documents related hereto shall be construed or shall so operate (a) to raise the interest rate set forth in this Fourth Amended and Restated Note above the lawful maximum, if any, in effect from time to time in the applicable jurisdiction for loans to borrowers of the type, in the amount, for the purposes, and otherwise of the kind contemplated, or (b) to require the payment or the doing of any act contrary to law, but if any clause or provision contained shall otherwise so operate to invalidate this Fourth Amended and Restated Note, in whole or in part, then (i) such clauses or provisions shall be deemed modified to the extent necessary to be in compliance with the law, or
(ii) to the extent not possible, shall be deemed void as though not contained and the remainder of this Fourth Amended and Restated Note and such document shall remain operative and in full force and effect.

         All makers and any endorsers, guarantors, sureties, accommodation parties and all other persons liable or to become liable for all or any part of the indebtedness evidenced by this Fourth Amended and Restated Note, jointly and severally waive, to the extent permitted by law, except as otherwise provided in the Loan Agreement or the other Documents, diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor and of maturity and also recourse or suretyship defenses generally; and they also jointly and severally hereby consent to any and all renewals, extensions or modifications of the terms of this Fourth Amended and Restated Note, including time for payment, and further agree that any such renewals, extension or modification of the terms of this Fourth Amended and Restated Note or the release or substitution of any security for the indebtedness under this Fourth Amended and Restated Note or any other indulgences shall not affect the liability of any of the parties for the indebtedness evidenced by this Fourth Amended and Restated Note. Any such renewals, extensions or modifications may be made without notice to any of said parties.

         The Maker shall be liable to the Bank for all costs and expenses incurred in connection with collection, whether by suit or otherwise, of any amount due under this Fourth Amended and Restated Note, including, without limitation, reasonable attorneys' fees, as more fully set forth in the Loan Agreement.

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         This  Fourth  Amended  and  Restated  Note  shall  be  governed  by and construed in accordance with the laws of the State of Illinois.


                                        BROOKDALE LIVING COMMUNITIES, INC.,
                                        a Delaware corporation


                                     By:  /s/  Darryl W. Copeland, Jr.
                                          -------------------------------------
                                     Print Name:  Darryl W. Copeland, Jr.

                                     Title:  Executive Vice President


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